AMENDMENT,
                            DATED NOVEMBER 18, 2002,
                                       TO
                                DISTRIBUTION PLAN
                              RYDEX DYNAMIC FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED


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                                    EXHIBIT A

                             Dated February 25, 2000
                          As Amended November 18, 2002

                               Rydex Dynamic Funds
                                Distribution Fees

RYDEX DYNAMIC FUNDS

      Titan 500 Fund
      Tempest 500 Fund
      Venture 100 Fund
      Velocity 100 Fund

DISTRIBUTION FEES

      H Class Shares ............................twenty-five basis points (.25%)

      A CLASS SHARES ............................TWENTY-FIVE BASIS POINTS (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

ADDITIONS AND [DELETIONS] ARE NOTED IN BOLD.